UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

INTERPACE DIAGNOSTICS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
Name of Person(s) Filing Proxy Statement, if other than the registrant)

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PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

, 2016

Dear Stockholder:

It is my pleasure to invite you to attend Interpace Diagnostics Group, Inc.’s (“Interpace”) Annual Meeting of Stockholders to be held on           , 2016, at 11:00 a.m., Eastern Time. The Annual Meeting will be held at the office of our legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018. During our Annual Meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations. There also will be time for questions.

The accompanying Notice of Annual Meeting, Proxy Statement and WHITE proxy card provide information about Interpace in addition to describing the business we will conduct at the Annual Meeting. We urge you to read this information carefully.

Your vote is important. You may vote on the Internet, as described in the instructions you receive; by mail, using the WHITE proxy card you receive; or in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented.

We are delighted to have you as a stockholder of Interpace and thank you for your ongoing support.

Sincerely,

Jack E. Stover
Interim Chief Executive Officer

Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 862.207.7800 · Toll Free: 844.405.9655 · http://www.interpacediagnostics.com

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD                             , 2016

________________________

To the Stockholders of Interpace Diagnostics Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Interpace Diagnostics Group, Inc. (“Interpace” or the “Company”) will be held at the office of our legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018 on            , 2016 at 11:00 a.m., Eastern Time. At the Annual Meeting, you will be asked:

1.	To elect two Class I directors of the Company, who will serve for a term of three years;

2.	To conduct a non-binding advisory vote on a resolution approving the compensation of our named executive officers;

3.

To consider and vote upon a proposal to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a "reverse stock split," by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors in its sole discretion;

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only the stockholders of record at the close of business on June 7, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available during the Annual Meeting and at the Company’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054 for at least ten days prior to the Annual Meeting. If you would like to inspect the list, please call Nat Krishnamurti, the Company’s Chief Financial Officer, at (862) 207-7862 to arrange a visit to our offices for the inspection. All stockholders are cordially invited to attend the Annual Meeting.

You should know that Novation Companies, Inc. (“Novation”), a purported stockholder, has stated its intention to propose director nominees for election at the Annual Meeting. The Board of Directors of Interpace unanimously recommends a vote FOR the Board’s nominees for Class I directors.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we hope you will take the time to vote your shares.

By order of the Board of Directors,

Jack E. Stover
Interim Chief Executive Officer

Dated:                       , 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

ON                    , 2016

The Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders and

Annual Report on Form 10-K are available on the Internet at

http://www.astproxyportal.com/ast/07087/

Topic	Page

General Information about the Annual Meeting and Voting	1

Proposal No. 1 - Election of Directors.	8

Proposal No. 2 - To conduct a non-binding advisory vote on a resolution approving the compensation of our named executive officers.	21

Proposal No. 3 - To consider and vote upon a proposal to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a "reverse stock split," by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors in its sole discretion.	33

Proposal No. 4 - To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	43

Audit Committee Report	46

Security Ownership of Certain Beneficial Owners and Management	47

Certain Relationships and Related Transactions	49

Other Matters	51

Additional Information	51

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

PROXY STATEMENT

General Information About the Annual Meeting and Voting

_______________________

Why are you receiving these proxy materials?

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”, “Interpace”, “we”, “us” or “our”), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the office of our legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018 on          , 2016 at 11:00 a.m., Eastern Time, and for any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our Board knows of no other business which will come before the Annual Meeting. This Proxy Statement will be mailed to stockholders on or about , 2016.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, June 7, 2016, may vote at the Annual Meeting. There were 18,162,671 shares of our common stock outstanding on June 7, 2016. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote at our corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. If you would like to inspect the list, please call Nat Krishnamurti, our Chief Financial Officer, at (862) 207-7862 to arrange a visit to our offices for the inspection.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

How can you vote?

Record Owners

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.     Over the Internet – If you have Internet access, you may authorize the voting of your shares by accessing www.voteproxy.com and following the instructions set forth on the enclosed WHITE proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

2.     By Telephone – You may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You must have your WHITE proxy card available when you call and use the Company Number and Account Number that are shown on your WHITE proxy card. Your shares will be voted according to your instructions.

3.     By Mail – Complete and sign the enclosed WHITE proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your WHITE proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

4.     In Person at the Meeting – If you attend the Annual Meeting, you may deliver a completed and signed WHITE proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

We urge you to disregard any proxy card that Novation may send you.

Beneficial Owners and Broker Non-Votes

A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares. If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm. However, stockbrokers, banks or other nominees will not have this discretionary authority with respect to non-routine matters.

How can you attend the Annual Meeting?

The Annual Meeting will be held on , 2016, beginning at 11:00 a.m., Eastern time, at the office of our legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018. Information on how to vote in person at the Annual Meeting is discussed above under the caption “How can you vote?” Each stockholder who wishes to attend the Annual Meeting will be required to present valid government-issued photo identification to be admitted to the Annual Meeting.

Can you change your vote or revoke your proxy?

If you have signed and returned the enclosed WHITE proxy card, you may revoke it at any time before it is voted by: (i) submitting to us a properly executed proxy bearing a later date; (ii) submitting to us a written revocation of the proxy; or (iii) voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.

If you vote using a proxy card sent to you by Novation, you can subsequently revoke it.

The last proxy or vote that we receive from you will be the vote that is counted.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Jack E. Stover, our Interim Chief Executive Officer and a member of the Board, and Nat Krishnamurti, our Chief Financial Officer, Secretary and Treasurer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

The persons acting as proxies pursuant to the enclosed WHITE proxy card will vote the shares represented as directed in the signed WHITE proxy card. Unless otherwise directed in the WHITE proxy card, the proxy holders will vote the shares represented by the WHITE proxy card: (i) FOR the re-election of the two Class I director nominees named in this Proxy Statement (Proposal No. 1); (ii) FOR approval of the non-binding advisory resolution to approve the compensation of our named executive officers (Proposal No. 2); (iii) FOR approval of a proposal to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a "reverse stock split," by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our Board in its sole discretion. (Proposal No. 3); (iv) FOR ratification of the appointment of BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2016 (Proposal No. 4); and (v) FOR in the proxy holders’ discretion, on any other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of a majority of the shares of common stock outstanding on the record date are represented at the Annual Meeting in person or by proxy. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.

What vote is required to approve each matter and how are votes counted?

Proposal No. 1: Election of Two Class I directors. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes cast “FOR” such nominees. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal No. 2: Non-binding Advisory Vote on Resolution to Approve Named Executive Officer Compensation. A majority of the votes cast at the Annual Meeting is required to approve this proposal. A properly executed WHITE proxy card marked ABSTAIN with respect to this proposal will not be voted and will have no effect on the outcome of the vote. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have no effect on the outcome of the vote.

Proposal No. 3: To amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a "”reverse stock split,"” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors in its sole discretion. A majority of the votes of the outstanding shares is required to approve this proposal. A properly executed WHITE proxy card marked ABSTAIN with respect to this proposal will not be voted and will have the same effect as a vote against the proposal. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have the same effect as a vote against the proposal.

Proposal No. 4: Ratification of Appointment of our Independent Registered Public Accounting Firm. A majority of the votes cast at the Annual Meeting is required to approve this proposal. A properly executed WHITE proxy card marked ABSTAIN with respect to this proposal will not be voted and will have no effect on the outcome of the vote. In addition, broker non-votes will be excluded entirely from the vote and will, therefore, have no effect on the outcome of the vote.

How does the Board recommend that you vote?

As to the proposals to be voted on at the Annual Meeting, the Board unanimously recommends that you vote:

●	FOR Proposal No. 1, for the election of the Board’s nominees for Class I Directors;

●	FOR Proposal No. 2, for the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers;

●

FOR Proposal No. 3, for the approval of a proposal to amend our certificate of incorporation to combine outstanding shares of our common stock into a lesser number of outstanding shares, a "reverse stock split," by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by our board of directors in its sole discretion; and

●	FOR Proposal No. 4, for the ratification of appointment of our independent registered public accounting firm.

You should know that Novation, a purported stockholder, has stated its intention to propose director nominees for election at the Annual Meeting. The Novation nominees have NOT been endorsed by the Board. We are not responsible for the accuracy of any information provided by or relating to Novation contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Novation or any other statements that Novation may otherwise make.

What should I do if I receive a proxy card from Novation?

Novation has stated its intention to propose director nominees for election at the Annual Meeting. You may receive proxy solicitation materials from Novation, including an opposition proxy statement and proxy card. Our Board urges you not to sign or return any proxy card sent to you by Novation. If you have previously voted using the proxy card sent to you by Novation, you have every right to change your vote by executing the WHITE proxy card or by voting by telephone or through the Internet by following the instructions under “How can you vote?” The last proxy or vote that we receive from you will be the vote that is counted.

Why are you being asked to approve the compensation of the Company’s named executive officers?

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote at the Annual Meeting on whether to provide advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or the Board. While this advisory vote is non-binding, the Board values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

Why are you being asked to ratify the appointment of BDO?

Although stockholder approval of the Audit Committee’s selection of BDO as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of BDO, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the aforementioned matters. If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying WHITE proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, or by an outside firm, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

BDO served as our independent registered public accounting firm for the fiscal year ended December 31, 2015 and audited our financial statements for such year. We expect that one or more representatives of BDO will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

What is “householding” and where can you obtain additional copies of the proxy materials?

For information about householding and how to request additional copies of proxy materials, please see the section captioned “Additional Information – Householding”.

Who can you contact if you have other questions about the Annual Meeting or voting?

You may contact the Company by writing to Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, or by calling (862) 207-7862.

PROPOSAL NO. 1 –

ELECTION OF DIRECTORS

The Board currently consists of six members and is divided into three classes, with two directors in Class I, two directors in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting.

NAME	AGE	CLASS(1)	PRINCIPAL OCCUPATION OR EMPLOYMENT
Stephen J. Sullivan	69	I	Founder of CRO Advisors LLC
Heinrich Dreismann, Ph.D.	61	I	Retired
Harry Glorikian	50	II	Consultant
Kapila Ratnam, Ph.D.	49	II	Partner at NewSpring Capital
Joseph Keegan, Ph.D.	62	III	Chairman of the Board for Labcyte Corporation
Jack E. Stover	62	III	Interim President and Chief Executive Officer of Interpace Diagnostics Group, Inc.

(1) The term of the Class I directors expires in 2016; the term of the Class II directors expires in 2018; and the term of the Class III directors expires in 2017.

At the Annual Meeting, two Class I directors will be elected to serve until the annual meeting of stockholders in 2019 and until each director’s successor is elected and qualified. Stephen J. Sullivan and Heinrich Dreismann are the Board’s nominees for re-election as Class I directors. The nominees have been approved, recommended and nominated for re-election to the Board by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and by the Board. The accompanying proxy will be voted for the election of Stephen J. Sullivan and Heinrich Dreismann as directors, unless the proxy contains instructions otherwise. Management has no reason to believe that Mr. Sullivan or Dr. Dreismann will not stand for re-election or will be unable to serve. However, in the event that Mr. Sullivan or Dr. Dreismann should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

In March 2016, Novation stated its intention to propose director nominees for election at the Annual Meeting. After carefully reviewing the qualifications of Novation’s proposed director nominees and other information provided by Novation, the Nominating Committee determined not to recommend to the Board that either of Novation’s proposed nominees be nominated by the Board for election to the Board at the Annual Meeting. After careful consideration, the Board agreed with the Nominating Committee’s decision and decided not to nominate either of Novation’s proposed nominees for election to the Board at the Annual Meeting. The Novation nominees have NOT been endorsed by the Board. We are not responsible for the accuracy of any information provided by or relating to Novation contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Novation or any other statements that Novation may otherwise make.

The Board Recommends a Vote FOR
the Election of Stephen J. Sullivan and Heinrich Dreismann
and Proxies That are Returned Will be so Voted
Unless Otherwise Instructed.

Nominees for Re-Election as Class I Directors, Term Expiring 2019

Stephen J. Sullivan was appointed Interim Chairman of the Board effective January 1, 2016. Mr. Sullivan joined us as a director in September 2004 and has served as Chairman of various committees of the Board. In early 2010, Mr. Sullivan founded CRO Advisors LLC, a specialty consulting firm he continues to head. Previously, Mr. Sullivan was the president and chief executive officer and a member of the board of directors of Harlan Laboratories, Inc. (“Harlan”), a privately held global provider of preclinical research tools and services, from February 2006 through January 2010, when he retired from that position. Prior to joining Harlan in 2006, Mr. Sullivan was a senior vice president of Covance, Inc. (“Covance”) and the president of Covance Central Laboratories, Inc., a major division of Covance. Prior to joining Covance, Mr. Sullivan was chairman and chief executive officer of Xenometrix, Inc., a biotechnology company with proprietary gene expression technology. He assisted with the merger of Xenometrix with Discovery Partners International. Prior to Xenometrix, Mr. Sullivan was vice president and general manager of a global diagnostic sector of Abbott Laboratories. Since June 2013 and May 2013, Mr. Sullivan has been the chairman of the board of BioreclamationIVT, LLC, a privately owned bio-materials company, and a member of the board of directors of PHT Corporation, a privately owned leader in electronic patient recorded outcomes in clinical trials, respectively. Since April 2011, Mr. Sullivan has been chairman of the board of MI Bioresearch, Inc. (formerly known as Molecular Imaging, Inc.), a venture-backed drug discovery services company. Since May 2015, Mr. Sullivan has been chairman of the board of Microbiology Research Associates, a microbiology services company. In January 2016, Mr. Sullivan became chairman of the board of H2O Clinical, a specialty contract research organization, and in November 2015, Mr. Sullivan joined the board of Accel Clinical Research, a phase 1 contract research organization. Mr. Sullivan graduated from the University of Dayton, was a commissioned officer in the Marine Corps, and completed his M.B.A. in Marketing and Finance at Rutgers University.

Mr. Sullivan has held senior leadership positions in companies in the life sciences and healthcare services industries. His specific qualifications and skills in the areas of general operations, financial operations and administration, and mergers and acquisitions led the Board to conclude that Mr. Sullivan should serve as a director of the Company.

Heinrich Dreismann, Ph.D. was appointed to the Board in August 2014 and has subsequently served on various committees of the Board. Effective January 1, 2016, Dr. Dreismann was appointed Chairman of the Compensation & Management Development Committee (the “Compensation Committee”).  Dr. Dreismann served as the Interim CEO for GeneNews Limited, a molecular diagnostic test and personalized health management company, from 2009 to June 2013, at which time he retired.  From 2006 to 2009, Dr. Dreismann served as the CEO of Vectrant Technologies, Inc., a diagnostics company.  Prior to that, Dr. Dreismann held several senior positions at the Roche Group from 1985 to 2006, including President and CEO of Roche Molecular Systems, Head of Global Business Development for Roche Diagnostics and Member of Roche’s Global Diagnostic Executive Committee.  Dr. Dreismann currently serves on the board of directors of the following public companies: GeneNews (TSX: GEN) (2006 to present), Ignyta, Inc. (NASDAQ: RXDX) (October 2013 to present), and Myriad Genetics (NASDAQ: MYGN) (June 2010 to present).  Dr. Dreismann previously served on the boards of directors of the following public companies: Med BioGene Inc. (TSX: MBI) (2008 to May 2014) and Shrink Nanotechnologies, Inc. (OTC: INKN) (2009 to November 2011).  He currently serves on the boards of directors of the following private companies: Adarza BioSystems, Inc. (April 2011 to present), Dynex Technologies (2007 to present), Singulex, Inc. (2007 to present), and Stratos Genomics (March 2010 to present), GestVision, Inc. (2015 to present), Novellus Biopharma AG (2015 to present), Ixcela, Inc. (2015 to present), Nucleix Ltd. (2015 to present), and BioCision, LLC (2015 to present). Dr. Dreismann has also previously served on the boards of directors for several other privately held companies.  Dr. Dreismann received his Ph.D., summa cum laude, in microbiology/molecular biology and his master’s degree in biology from the University of Münster, and completed a postdoctoral fellowship at the Saclay Nuclear Research Centre.  Dr. Dreismann is a current member of the European Diagnostic Manufacturers Association, the American Society for Microbiology, and New York Academy of Sciences.

Dr. Dreismann provides the Board with important business and managerial expertise from his more than 20 years at Roche, including specific expertise in developing and commercially launching diagnostic products. Dr. Dreismann’s scientific background and expertise also enable him to provide the Board with technical advice on product research and development. His diversified background of managing and serving as a director of several companies in the health care industry led the Board to conclude that Dr. Dreismann should serve as a director of the Company.

Incumbent Class II Directors, Term Expiring 2018

Harry Glorikian was appointed to the Board effective January 1, 2016 and was subsequently appointed Chairman of our Nominating and Corporate Governance Committee (the “Nominating Committee”). Since October 2014, Mr. Glorikian has served as an Entrepreneur In Residence to GE Ventures, the venture capital subsidiary of General Electric, and is also on the board of GeneNews Ltd., a molecular diagnostics company. He also serves on the advisory board of Nucelis, a gene-editing industrial biotech company, Evidation Health, a digital health startup launched with support from GE Ventures, and several other companies. He is also a co-founder and an advisory board member of DrawBridge Health, a diagnostics startup launched with support from GE Ventures.  Previously, Mr. Glorikian co-founded and held the position of managing director and head of consulting services for Scientia Advisors, a company that provided strategic advice and implementation services for healthcare and life science companies. Mr. Glorikian worked at Scientia Advisors from June 2004 until it was acquired by Precision for Medicine in November of 2012. Among his other professional roles, Mr. Glorikian served as senior manager for global business development at PE Applied Biosystems, a life sciences company, from 1997 to 2004, founded X-Cell Laboratories, a medical diagnostics company, in 1993, managed global sales at Signet Laboratories, a medical diagnostics company, from 1994 to 1997 and held various roles at BioGenex Laboratories, a medical diagnostics company, from 1990 to 1993. Mr. Glorikian holds an MBA from Boston University and a bachelor's degree from San Francisco State University.

Mr. Glorikian has held senior leadership positions in companies in the life sciences and healthcare services industries. His specific qualifications and skills in the areas of molecular diagnostics and biotechnology led the Board to conclude that Mr. Glorikian should serve as a director of the Company.

Kapila Ratnam, Ph.D. was appointed to the Board effective October 30, 2015. Dr. Ratnam is a partner at NewSpring Capital, a private equity firm. Dr. Ratnam joined NewSpring Capital in 2007 and became a partner in 2015 and focuses on investments in technology enabled services, niche clinical providers, and specialty pharmaceutical investments.  She has over 15 years of experience in drug discovery and development, as well as enabling biotechnologies.  Dr. Ratnam’s is also a member of the board of directors of Paragon Bioservices Inc., a contract development and manufacturing organization. Prior to joining NewSpring Capital, Dr. Ratnam worked at GlaxoSmithKline Pharmaceuticals, a global pharmaceutical company, and PSI International, Inc., a technology and health sciences company. She has a Ph.D. from the Ohio State University and completed her postdoctoral training at the University of Pennsylvania.  Dr. Ratnam also has an MBA from Columbia University.

Dr. Ratnam’s specific qualifications and skills in the areas of drug discovery and development and experience in investments in clinical providers and specialty pharmaceutical companies led the Board to conclude that Dr. Ratnam should serve as a director of the Company.

Incumbent Class III Directors, Term Expiring 2017

Joseph Keegan, Ph.D. was appointed to the Board effective January 1, 2016 and was subsequently appointed Chairman of our Audit Committee. Dr. Keegan has more than 30 years of experience in life science businesses. From 2007 to 2012, when it was sold to Pall Corporation, Dr. Keegan was CEO at ForteBio, Inc., a life science tool company, where he helped to lead a financing round and established product development and sales strategies for that company. From 1998 to 2007, Dr. Keegan was CEO at Molecular Devices Corporation (NASDAQ: MDCC), a provider of bioanalytical measurement systems, software and consumables, where Dr. Keegan helped to grow the company, both internally and through acquisitions. From 1992 to 1998, Dr. Keegan worked at Becton Dickinson and Company, a medical technology company that manufactures and sells medical devices and instrument systems, where he served as President of Worldwide Tissue Culture and Vice President, General Manager of Worldwide Flow Cytometry. From 1988 to 1992, Dr. Keegan was Vice President of the Microscopy and Scientific Instruments Division of Leica, Inc., a life science tool and semiconductor equipment provider. He currently serves on the boards of directors of Advanced Cell Diagnostics, Courtagen Life Sciences, Labcyte Corporation as chairman, Optofluidics, Inc., Response Biomedical Corporation (RBM:Toronto), Stereotaxis, Inc. (NASDAQ: STXS), Unchained Labs, Inc., Wasatch Microfluidics, Inc., and the San Francisco Opera. Dr. Keegan holds a B.A. in Chemistry from Boston University and a Ph.D. in Physical Chemistry from Stanford University.

Dr. Keegan’s specific qualifications and skills in the areas of life science businesses, product development and sales strategies led the Board to conclude that Dr. Keegan should serve as a director of the Company.

Jack E. Stover was appointed as Interim President and Chief Executive Officer of the Company effective December 22, 2015. Mr. Stover has been a member of the Board since 2005 and previously served as Chairman of the Audit Committee of the Board from 2005 to December 22, 2015. Mr. Stover has been chief executive officer of Zebec Therapeutics LLC (the successor to Quadrant Pharmaceuticals LLC), a privately held specialty pharmaceutical company, since April 2014.  From 2009 to February 2012, Mr. Stover served as the executive chairman of Targeted Nano Therapeutics LLC, a privately held biotechnology company focused on targeted delivery of peptides and proteins.  Mr. Stover is a member of the Board and Chairman of the Audit Committee of Onconova Therapeutics Inc., a NASDAQ-listed small molecule clinical development company. Mr. Stover has also been a member of the board of Cernostics, Inc., a private molecular diagnostic company, since March of 2015. Mr. Stover was also chairman of the audit committee and a member of the board of directors of Arbios Systems Inc. (NASDAQ: ABOS) from 2005 to 2008 and a member of the board of directors of Influmedix, Inc. a private vaccine company from 2010 to 2011.  From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma Inc., a publicly held specialty pharmaceutical and medical device company listed at the time on the American Stock Exchange.  Prior to that, Mr. Stover was executive vice president and chief financial officer of Sicor, Inc., a publicly held company which manufactured and marketed injectable pharmaceutical products, and which was acquired by Teva Pharmaceutical Industries.  Prior to that, Mr. Stover was executive vice president and director of a private proprietary women’s pharmaceutical company, Gynetics, Inc., and before that he was senior vice president and director of B. Braun Medical, Inc., a privately held global medical device and pharmaceutical company.  From 1975 to 1995, Mr. Stover was employed by PricewaterhouseCoopers LLC (then Coopers and Lybrand), and was a partner from 1985, working in the bioscience industry.  Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.

Mr. Stover has held several senior leadership positions in the life sciences and medical device industry. In addition, his specific experience and skills in the areas of general operations, financial operations and administration of life sciences and device companies led the Board to conclude that Mr. Stover should serve as a director of the Company.

There are no arrangements or understandings between any of our directors and any other persons pursuant to which such person was selected as a director. In addition, no director is related to any of our other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.

Executive Officers

The following table sets forth the names, ages and principal position of our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Jack E. Stover	62	Interim President and Chief Executive Officer
Nat Krishnamurti	44	Chief Financial Officer, Secretary and Treasurer

The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Mr. Stover, whose business experience was previously discussed in the director biography).

Nat Krishnamurti was appointed as the Chief Financial Officer, Secretary and Treasurer of the Company effective as of May 4, 2016. Mr. Krishnamurti served as the Company’s Interim Chief Financial Officer, Secretary and Treasurer from March 1, 2016 to May 3, 2016 and the Company’s Vice President, Corporate Controller and Chief Accounting Officer from August 2015 to February 2016. Prior to joining the Company, Mr. Krishnamurti served as chief financial officer of Applied Minerals, Inc. (“Applied Minerals”), a publicly traded company that is a leading producer of halloysite clay and advanced natural oxide solutions, from May 2012 to August 2015. Between October 2011 and May 2012, Mr. Krishnamurti was in a transition between positions. Prior to Applied Minerals, from May 2000 to September 2011, Mr. Krishnamurti served as Chief Accounting Officer for inVentiv Health, a global provider of clinical, communications and commercial services to the global pharmaceutical, life sciences, and biotechnology industries which was publicly traded until August 2010. While at inVentiv Health, he also held various finance positions of increasing responsibility, including Manager, Director, and VP of Finance. Prior to inVentiv Health, Mr. Krishnamurti worked in public accounting firms, including PricewaterhouseCoopers LLP and Feldman Sherb & Co., P.C. Mr. Krishnamurti earned an M.B.A. from Long Island University and a B.S. in accounting from City University of New York, Brooklyn College and is a licensed Certified Public Accountant.

There are no arrangements or understandings between Mr. Krishnamurti and any other persons pursuant to which he was selected as an officer. In addition, there is no family relationship between Mr. Krishnamurti and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K. Our executive officers serve at the discretion of the Board.

INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS

Each of our non-employee directors receives an annual director’s fee of $40,000, payable quarterly in arrears. The Chairman of the Board receives an additional fee of $30,000 and the Chairperson of each of the Audit Committee, Compensation Committee and Nominating Committee receive an additional annual fee of $25,000, $15,000 and $5,000, respectively. In addition, those non-employee directors sitting on more than one committee receive additional compensation of $5,000 annually. From time to time, the Board may form special committees to address discrete issues and the non-employee directors sitting on such special committees may receive additional compensation. Each non-employee director may defer receipt of Board and committee fees through participation in our Executive Deferred Compensation Plan; however, no non-employee director currently elects to so defer fees. In addition, our non-employee directors are entitled to reimbursement for travel and related expenses incurred in connection with attendance at Board and committee meetings.

Upon initial appointment to the Board, each non-employee director receives $60,000 in restricted stock units (“RSUs”) which vest in equal annual installments over a three-year period. In addition, each non-employee director receives $45,000 in RSUs (with the exception of the Chairman of the Board who receives $60,000 in RSUs) on the date of our annual meeting each year, which RSUs vest in equal annual installments over a three-year period. Our directors are subject to certain stock ownership guidelines, which are described in Proposal No. 2.

The following table presents information relating to total compensation for our non-employee directors for the year ended December 31, 2015. The directors were scheduled to receive their final installment of director fees for 2015 in January 2016; however in order to assist the Company in managing cash flow in the transition period to a molecular diagnostic company, the Company decided to defer payment of the fees until May 2016. The directors assented to the deferral. Mr. Glorikian and Dr. Keegan were appointed to the Board effective January 1, 2016. Information regarding the compensation of Nancy Lurker, who served as President and Chief Executive Officer of the Company and a member of the Board until her resignation on December 22, 2015, and Mr. Stover can be found in the Executive Compensation section under Proposal No. 2.

DIRECTOR COMPENSATION
Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($)	Nonqualified Compensation Earnings ($)	Total ($)
Gerald P. Belle (2) (3)	70,000	60,000	—	—	130,000
Heinrich Dreismann (2) (4)	45,000	45,000	—	—	90,000
John Federspiel (2) (5)	50,000	45,000	—	—	95,000
Stephen J. Sullivan (2) (6)	60,000	45,000	—	—	105,000
Kapila Ratnam (2) (7)	6,848	—	—	—	6,848

(1)

The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to Note 14 - “Stock-Based Compensation” to our consolidated financial statements included with our annual report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016. As of December 31, 2015, all equity awards vested pursuant to a change-in-control pursuant to the sale of the Commercial Services business on December 22, 2015, accordingly, no non-employee director had any outstanding equity award remaining as of December 31, 2015.

(2)

Each non-employee director received a grant of 34,091 RSUs on June 3, 2015 (the date of last year’s annual meeting), except Dr. Ratnam, who did not receive an annual grant as she was not a director on the date of the grant. The fair market value of each RSU on the date of grant was $1.32. These RSUs were originally scheduled to vest in three substantially equal installments, on June 3, 2016, 2017, and 2018, but actually vested in full due to a change-in-control pursuant to the sale of the Commercial Services business on December 22, 2015.

(3)

Mr. Belle’s fees represent the annual director’s fee of $40,000, plus the $30,000 Chairman of the Board fee, and a fee of $5,000 for serving on multiple committees. The fourth quarter 2015 director’s fee of $18,750 payable to Mr. Belle will be paid in May 2016. Mr. Belle retired from the Board effective December 31, 2015.

(4)

Dr. Dreismann’s fees represent the annual director’s fee of $40,000, plus $5,000 for serving on multiple committees. The fourth quarter 2015 director’s fee of $11,250 payable to Dr. Dreismann was paid in May 2016.

(5)

Mr. Federspiel’s fees represent the annual director’s fee of $40,000, an additional $5,000 fee paid to Mr. Federspiel for his service as the Chair of the Nominating Committee, plus a fee of $5,000 for serving on multiple committees. Mr. Federspiel retired from the Board effective December 31, 2015. The fourth quarter 2015 director’s fee of $12,500 payable to Mr. Federspiel was paid in May 2016.

(6)

Mr. Sullivan’s fees represent the annual director’s fee of $40,000, plus an additional $15,000 fee paid to Mr. Sullivan for his service as Chair of the Compensation Committee, and a fee of $5,000 for serving on multiple committees. The fourth quarter 2015 director’s fee of $15,000 payable to Mr. Sullivan was paid in May 2016.

(7)

Dr. Ratnam was appointed to the Board effective October 30, 2015. Ms. Ratnam’s fee represents the prorated portion of her annual director’s fee of $40,000. Her initial grant of $60,000 of RSUs has not been made as of the date of this Proxy Statement. The fourth quarter 2015 director’s fee of $6,848 payable to Dr. Ratnam was paid in May 2016.

Governance of the Company

Corporate Governance and Code of Business Conduct

Our Board has adopted a written Code of Business Conduct that applies to our directors, officers, and employees, as well as Corporate Governance Guidelines applicable specifically to our Board. You can find links to these documents in the “Investor Relations” section of our website page at www.interpacediagnostics.com. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement. Disclosure regarding any amendments to, or any waivers from, a provision of our Code of Business Conduct that applies to one or more of our directors, our principal executive officer, our principal financial or our principal accounting officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, or posted on our website (www.interpacediagnostics.com).

Board Leadership and Structure

The Interim Chairman of the Board, who is currently an independent director, presides at all meetings of the Board. Mr. Sullivan serves as the Interim Chairman of the Board, and Mr. Stover, our Interim Chief Executive Officer, serves as a director.

The Board believes that having an independent director serve as Chairman of the Board is in the best interests of our stockholders. This structure provides more direct independent oversight and active participation of our independent directors in setting agendas and establishing policies and procedures of our Board. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations.

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and our stockholders.

RISK OVERSIGHT BY THE BOARD

The Board and, in particular, the Audit Committee view enterprise risk management as an integral part of the Company’s planning process. The subject of risk management is a recurring agenda item. The Audit Committee receives reports from the Chief Compliance Officer (or an outside consultant fulfilling that responsibility), and the Audit Committee in turn calls the Board’s attention to items in such reports as it deems appropriate for review by the full Board.

Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, our Audit Committee oversees management of enterprise-wide risks, including those related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting, and for compliance with the Code of Business Conduct. Our Nominating Committee oversees compliance with listing standards for independent directors, committee assignments and related party transactions and other conflicts of interest. Our Compensation Committee oversees the risk related to our compensation plans, policies and practices. All of these risks are discussed with the entire Board in the ordinary course of the chairperson’s report of committee activities at regular Board meetings.

Board Meetings and Committees

During the year ended December 31, 2015, the Board held 15 meetings, the Audit Committee held seven meetings, the Compensation Committee held eight meetings, and the Nominating and Corporate Governance Committee (the “Nominating Committee”) held six meetings. Each committee member is a non-employee director of the Company who meets the independence requirements of The Nasdaq Stock Market, LLC (“NASDAQ”) and applicable law. Each of our incumbent directors attended at least 75% of the total number of Board meetings and committee meetings on which he or she served during 2015. We have adopted a policy encouraging our directors to attend annual meetings of stockholders. All of our directors attended our annual stockholders’ meeting held on June 3, 2015. Our Board has three standing committees, each of which is described below.

Audit Committee

The Audit Committee is currently comprised of Dr. Keegan (Chairperson), Mr. Sullivan and Dr. Dreismann. In 2015, the Audit Committee was comprised of Messrs. Stover (chairperson) and Belle and Dr. Dreismann until Mr. Stover’s resignation from the Audit Committee on December 22, 2015. The primary purposes of our Audit Committee are to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of the Company, including, without limitation, assisting the Board’s oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; and (v) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for preparing the report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement.

Our Board has determined that each member of our Audit Committee is independent within the meaning of the rules of NASDAQ and as required by the Audit Committee charter. Our Board has determined that the chairperson of the Audit Committee, Dr. Keegan, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Audit Committee charter is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Compensation & Management Development Committee (the “Compensation Committee”)

The Compensation Committee is currently comprised of Dr’s. Dreismann (Chairperson) and Keegan and Mr. Glorikian. In 2015, the Compensation Committee was comprised of Messrs.  Sullivan (chairperson) and Federspiel and Dr. Dreismann. Each member of our Compensation Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Compensation Committee charter. The primary purposes of our Compensation Committee are: (i) to establish and maintain our executive compensation policies consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning; and (iii) to advise the Board with respect to director compensation issues. The Compensation Committee also administers our equity compensation plans.

The Compensation Committee provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers, except for our Interim Chief Executive Officer, whose compensation is approved by independent members of our Board. In making its determinations with respect to executive compensation, the Compensation Committee retained the services of an independent compensation consultant, Buck Consultants, LLC, during most of 2015, to assist with the design of our executive compensation and short and long term incentive programs. With the sale of our Commercial Services business on December 22, 2015 and the downsizing of the infrastructure and staff of the Company, the Compensation Committee used its experience in working with emerging medical companies as the basis for establishing compensation for 2016. We believe that the use of an independent compensation consultant, when needed, provides additional expertise to help us structure our executive compensation arrangements in a manner that is reasonable and consistent with our objectives, and is in alignment with survey data we typically use for benchmarking purposes and external market trends.

Our Compensation Committee charter is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Nominating and Corporate Governance Committee (the “Nominating Committee”)

The Nominating Committee is currently comprised of Mr. Glorikian (Chairperson) and Drs. Keegan and Dreismann. In 2015, the Nominating Committee was comprised of Messrs. Federspiel (chairperson), Belle and Sullivan. Each member of our Nominating Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Nominating Committee charter. The primary purposes of the Nominating Committee are: (i) to recommend to the Board the nomination of individuals who are qualified to serve as our directors and on committees of the Board; (ii) to advise the Board with respect to the composition, size, structure and procedures of the Board; (iii) to advise the Board with respect to the composition, size and membership of the Board’s committees; (iv) to advise the Board with respect to corporate governance principles applicable to the Company; and (v) to oversee the evaluation of the Board as a whole and the evaluation of its individual members standing for re-election. The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under SEC rules.

The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants have also been employed from time to time to help identify candidates. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board.

The Nominating Committee considers many factors when determining the eligibility of candidates for nomination as directors. The Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board’s deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on the Board, the Nominating Committee places primary emphasis on: (i) a candidate’s judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate’s business or other relevant experience; and (iii) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of the Board will build a Board that is effective, collegial and responsive to our needs. The Nominating Committee will consider nominees recommended by stockholders, based on the same criteria described above, provided such nominations comply with the applicable provisions of our Amended and Restated Bylaws and the procedures to be followed in submitting proposals. No material changes have been implemented to the procedures by which stockholders may recommend nominees to our Board since the date of our last disclosure

Our Nominating Committee charter is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Novation, a purported stockholder, has stated its intention to propose director nominees for election at the Annual Meeting. After carefully reviewing the qualifications of Novation’s proposed director nominees and other information provided by Novation, the Nominating Committee determined not to recommend to the Board that either of Novation’s proposed nominees be nominated by the Board for election to the Board at the Annual Meeting. After careful consideration, the Board agreed with the Nominating Committee’s decision and decided not to nominate either of Novation’s proposed nominees for election to the Board at the Annual Meeting. The Board unanimously recommends a vote FOR the Board’s nominee for Class I director on the enclosed WHITE proxy card.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

As of December 31, 2015, the Compensation Committee consisted of Messrs. Sullivan and Federspiel, and Dr. Dreismann. As of the date of this Proxy Statement, the Compensation Committee consisted of Drs. Dreismann and Keegan and Mr. Glorikian. During 2015 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of ours currently serves, or has served during the last completed year, on the Board, Compensation Committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Policies on Communicating with our Board and Reporting of Concerns Regarding Accounting or Auditing Matters

Stockholders may contact an individual director, a committee of our Board or our Board as a group. The name of any specific intended director recipient (or recipients) should be noted in the communication. Communications may be sent to Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. Our Interim CEO will forward such correspondence only to the intended recipients. Prior to forwarding any correspondence, however, the Interim CEO will review the correspondence and will not forward any communications deemed to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

Any person who has a concern regarding accounting, internal accounting controls or auditing matters may, in a confidential or anonymous manner, communicate that concern in either of the following manners: (1) by utilizing our Ethics Hotline to report such concerns via a confidential and secure Internet and telephone based reporting system administered by an external vendor, which may be accessed via the Internet at www.guideline.lrn.com or toll-free by telephone at 1-888-577-9483; or (2) by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054, such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.”

All communications received through the Ethics Hotline, including concerns about accounting or auditing matters, will be forwarded to the chairperson of our Audit Committee. Additional information on how to access our Ethics Hotline is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on our review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent (10%) stockholders were complied with during the fiscal year ended December 31, 2015 except for the following:

●	Gerald R. Melillo, Jr. filed a Form 4 on December 4, 2015 for transactions that occurred on November 25, 2015.

PROPOSAL NO. 2 –

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, the Company’s stockholders are entitled to vote at the Annual Meeting on whether to provide advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or the Board.

Our executive compensation program is designed to attract and retain superior employees in key positions to enable us to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder returns. We intend to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that align the interests of our executives with those of our stockholders. The Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our performance and the performance of our executives.

We are asking the Company’s stockholders to indicate their support for the advisory approval of the Company’s executive compensation as described in this Proxy Statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders APPROVE, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2015 Summary Compensation Table and the other related tables and narrative disclosure.”

While this advisory vote is non-binding, the Board values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

The Board Recommends a Vote FOR the Advisory Vote
on Executive Compensation and Proxies That are Returned
will be So Voted Unless Otherwise Instructed.

INFORMATION ABOUT OUR EXECUTIVE COMPENSATION

In March 2016, the Company announced the implementation of a broad-based program to maximize operating efficiencies and reduce costs as the Company focuses on improving cash flows and attaining profitability while completing the transition to a standalone molecular diagnostics business. The Company realigned its compensation structure, consolidated positions, eliminated programs and development plans that did not have near-term benefits, and streamlined operating systems while reducing overhead. More specifically, over the last six months, in addition to a general reduction-in-force, we have terminated several of our named executive officers, including Nancy Lurker, our former Chief Executive Officer, Graham Miao, our former Executive Vice President, Treasurer and Chief Financial Officer, and Gerald Melillo, our former President of Sales Services for our Commercial Services business.

Summary Compensation Table

The following table sets forth certain information concerning compensation paid to each of the individuals who served as our Chief Executive Officer in 2015, our other most highly compensated executive officer who served in this capacity as of December 31, 2015, and one other executive officer who would have qualified as an executive officer during 2015, but for his termination of employment prior to December 31, 2015 (collectively referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE FOR 2015 and 2014
Name and Principal Position		Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs Awards ($)	All Other Compen- sation (3)	Total
Jack E. Stover	(4)	2015	$8,065	$-	$-	$-	$108,234	$116,299
Interim CEO

Nancy S. Lurker -	(5)
Former CEO		2015	537,561	-	768,750	-	1,390,396	2,696,707
		2014	566,500	169,950	322,203	673,443	39,844	1,771,940

Graham G. Miao	(6)
Former EVP, CFO and Treasurer		2015	420,000	-	273,750	-	-	693,750
		2014	86,154	-	74,999	75,000	29	236,182

Gerald R. Melillo, Jr.	(7)
President, Sales Services		2015	292,211	99,311	168,751	-	482,077	1,042,350
		2014	309,000	77,259	103,985	103,935	32,474	626,653

(1)	The amount set forth in this column with respect to Mr. Melillo represents commissions earned under his commission plan for 2015 in the amount of $99,311.

(2)

The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 12 – “Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016. Mr. Stover’s equity award was provided under our Non-Employee Director Compensation Policy due to his service as a non-employee director, prior to his becoming our Interim Chief Executive Officer, and information regarding such grant are set forth in footnote 4 below.

(3)	For the named executive officers, this column includes the following amounts in 2015:

Name	Severance	401(k) Company Match ($)	Term Life/Disability Insurance Payment ($)	Automobile Benefit ($)	Other ($) (1)	Totals ($)
Nancy S. Lurker	1,331,275	$10,386	$258	$14,663	$33,814	$1,390,396
Gerald R. Melillo, Jr.	420,899	10,400	144	11,046	39,588	482,077

(1)

The amounts set forth in this column represent perquisites to Ms. Lurker and Mr. Melillo for financial planning and health services to a maximum of $15,000 for Ms. Lurker and $10,000 for Mr. Melillo, and payment of any remaining vacation balances upon termination.

For further detail regarding information contained in the “All Other Compensation” column for Mr. Stover, please see footnote 4 below.

(4)

Mr. Stover joined us as Interim Chief Executive Officer effective December 22, 2015 at which time he resigned as Chairman of the Audit Committee but remained as a director. His compensation as Interim Chief Executive Officer for 2015 solely consisted of salary of $8,035 during this period. Prior to December 22, 2015, he served as an independent director, when he earned $63,234 of director fees and $45,000 in restricted stock awards.

FEES PAID AS DIRECTOR FROM 01/01/2015-12/21/2015
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Nonqualified Compensation Earnings ($)	Total ($)

Jack E. Stover	$63,234	$45,000	—	—	$108,234

(5)

Ms. Lurker resigned as President and Chief Executive Officer on December 22, 2015. On December 7, 2015, the Company, in connection with cost-cutting measures being implemented across the Company, entered into an amendment agreement with Ms. Lurker, which amended Ms. Lurker’s employment separation agreement and Term Sheet dated October 27, 2008 as amended March 7, 2011 (the “Term Sheet”), reducing Ms. Lurker’s annual base salary to $300,000 effective December 1, 2015, but maintaining reference to her previous annual base salary of $566,500 for purposes of calculating her bonus and severance benefits under the employment separate agreement and Term Sheet.

(6)	Mr. Miao no longer served as Chief Financial Officer effective March 1, 2016.

(7)	Mr. Melillo no longer served as President, Sales Services effective December 1, 2015.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries are set with regard to the level of the executive officer’s position within the Company and the individual’s current and historical performance. The base salary levels and any changes to those levels for each executive are reviewed each year by the Compensation Committee (and in the case of the Chief Executive Officer, by the full Board), and adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s impact on our strategic goals and financial performance. While our executives’ base salaries are generally targeted to be consistent with median base salaries for similar positions based on competitive market data, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the evaluation of various factors considered by the Compensation Committee with respect to each named executive officer (and the full Board, in the case of the Chief Executive Officer). The Compensation Committee also takes into account additional factors such as historical compensation and the individual’s potential to be a key contributor as well as special recruiting and retention situations.

For 2015, Mr. Stover served solely as a non-employee director and Chairman of the Audit Committee until December 22, 2015, accordingly, his total compensation reflected in the table above also includes the director fees he received until his appointment as our Interim Chief Executive Officer. Mr. Stover’s non-employee director fees were discontinued upon such appointment and he began to receive salary. Upon his appointment as our Interim Chief Executive Officer. Mr. Stover’s annual base salary was set at $300,000, which is not subject to an employment agreement.

Annual Cash Incentives

The annual cash incentive program provides our executive officers with an opportunity to receive a cash award at the discretion of the Compensation Committee (and the full Board as to the Chief Executive Officer). Annual cash incentive targets and performance metrics are usually determined by the Compensation Committee (and the full Board, as to the Chief Executive Officer) during the first quarter of each fiscal year. Historically such determination has been based on information provided by the Compensation Committee’s compensation consultant with respect to competitive market data.

The amounts awarded to each named executive officer for 2015 performance under Interpace’s 2015 annual cash incentive program were subjectively determined by the Compensation Committee (and the full Board in the case of our Chief Executive Officer) based on the Compensation Committee’s (or in the case of our Chief Executive Officer, the full Board’s) determination of corporate and personal objectives. However, due to the Company’s implementation of a broad-based program to reduce costs designed to improve cash flows and profitability while completing the transition to a standalone molecular diagnostics business, the Board resolved to cancel Interpace’s 2015 annual cash incentive program (for all employees, including its named executive officers). Accordingly, no named executive officer received any non-commission based bonus in 2015.

Before the Company discontinued its commission plans, Mr. Melillo received commissions of $99,311 with respect to sales made in the first two calendar quarters of 2015. Pursuant to the applicable National Sales Directors and Account Executives Commission Plans, in which Mr. Melillo participated, he received these commissions based on pharmaceutical detailing of products for the Commercial Services business, which was sold in December 2015.

In connection with Mr. Stover’s appointment as Interim Chief Executive Officer, the Board approved a target annual cash bonus of 50% of his annual base salary based principally upon meeting specific financial goals and objectives as recommended by the Compensation Committee and approved by the Board in its sole discretion.

Sign-on bonuses may be granted from time to time at the discretion of our Compensation Committee in connection with new hires at the executive officer level. There were no cash sign-on bonuses for any named executive officer in 2015.

Long-Term Equity Incentives

Our executives are also eligible to participate in a long-term equity incentive program each year, which is administered under our Amended and Restated 2004 Stock Award and Incentive Plan. The long-term equity incentive component of our compensation program is used to promote alignment with stockholders and to balance the short-term focus of the annual cash incentive component by linking a substantial part of compensation to our long-term stockholder returns. The Compensation Committee believes that long-term stock-based compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value.

In 2015, Ms. Lurker and Messrs. Melillo and Miao received annual equity grants of RSUs, which vest, subject generally to the officer’s continued service, on the third anniversary of the grant date. These equity awards would also vest upon an earlier termination of the named executive officer due to death, disability or retirement (generally attainment of age 62 with at least 2 years of service). However, pursuant to the sale of the Commercial Services business on December 22, 2015, which constituted a Change-in-Control under our Amended and Restated 2004 Stock Award and Incentive Plan, all RSU vesting was accelerated as of that date.

On June 3, 2015, Mr. Stover received 34,091 RSUs pursuant to our Non-Employee Director compensation policy due solely to his service as a director, subject to his continued service with the Company. These RSUs were scheduled to vest over time; however, upon the sale of our Commercial Services business on December 22, 2015, the vesting of these RSUs was accelerated and these RSUs vested in full on that date. Mr. Stover did not receive an equity grant upon his appointment as our Interim Chief Executive Officer in 2015, nor did he receive any equity awards in 2015 other than due to his service as a non-employee director.

Actions taken after the end of the Last Fiscal Year

On February 3, 2016, the Board, in connection with Mr. Stover’s appointment as our Interim Chief Executive Officer, approved a one-time grant to Mr. Stover of 100,000 shares of restricted stock, of which 33,333 shall vest on December 22, 2016, 33,333 shall vest on December 22, 2017 and 33,334 shall vest on December 22, 2018, subject generally to his continued service with the Company.

Perquisites

As a matter of practice, we provide only limited perquisites to our executive officers that are not generally provided to all employees. Executives are eligible for the standard benefits and programs generally available to all of our employees. The value of special perquisites, as well as additional benefits that are available generally to all of our employees, that were provided to each named executive officer in 2015 are set forth in footnote 3 to the Summary Compensation Table.

Deferred Compensation Plan

The Company had sponsored the Executive Deferred Compensation Plan, which allowed our executives and directors to elect to defer receipt of cash compensation. However, pursuant to the sale of the Commercial Services business on December 22, 2015, which constituted a Change-in-Control under the Executive Deferred Compensation Plan, such plan was terminated and all participants received distributions of their respective accounts. None of the Company’s named executive officers or directors participated in this plan at the time of the Change-in-Control; accordingly, no such individual received any distribution at the time of the Change-in-Control. As of December 31, 2015, the Company no longer sponsored any non-qualified deferred compensation plan.

Stock Ownership Guidelines

We have had stock ownership guidelines in effect since February 2007, which were last modified on March 1, 2014, with respect to the accumulation and retention of shares of our common stock delivered through our executive and director compensation plans. Under the guidelines each executive officer and director is expected to acquire, and continue to hold during the term of his or her employment or engagement with the Company, ownership of stock having a value equal to a multiple of his or her annual base salary (or in the case of a non-employee director, such director’s annual fees), depending on his or her title, as indicated in the table below, by the later of March 1, 2019 or five years from the first annual award of common stock. In addition, our executive officers and directors must continue to retain at least 50% of the net shares delivered through our equity compensation plans until the applicable salary or fee multiple has been achieved.

Title	Annual Base Salary Multiple
Chief Executive Officer	3x
Chief Financial Officer	3x
President, Sales Services	2x
Other Executive Officers	1x
Annual Fee Multiple
Non-Employee Director	3x

If as of the later of (a) March 1, 2019 or (b) five years from the date on which an executive officer or director received his or her first annual award of common stock, an executive officer or director has not met the stock ownership requirements, then, until the executive officer or director meets the stock ownership requirements, such individual must retain 100% of the net shares delivered through the Company’s equity plans. If an executive officer or director does not comply with the stock ownership guidelines, the Compensation Committee may exercise its discretion to reduce future long-term incentive grants and/or make payments of future short-term incentive compensation (annual cash incentives) in the form of restricted common stock.

Compensation Features Intended to Prevent Excessive Risk Taking

The Compensation Committee reviewed our compensation policies and practices for all employees, including executive officers, and believes that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. In particular, the Compensation Committee believes that the following factors help mitigate against any such risks: (a) annual cash incentive compensation and long-term equity incentive compensation are based on a mix of our overall performance, business unit performance and individual performance; (b) the annual cash incentive compensation plan has no minimum funding levels, such that employees will not receive any rewards if satisfactory financial performance is not achieved by us; (c) equity incentives are awarded with either staggered or cliff vesting over several years, so as to promote long-term rather than short-term financial performance and encourage employees to focus on sustained stock price appreciation; (d) stock ownership guidelines which require retention of shares issued under executive compensation plans; and (e) base salaries are consistent with employees’ responsibilities and general market practices so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

Outstanding Equity Awards

Pursuant to the sale of the Commercial Services business on December 22, 2015, which constituted a Change-in-Control under our Amended and Restated 2004 Stock Award and Incentive Plan, all time or service conditions applicable to all RSUs and stock appreciation rights (“SARs”) were vested as of that date. The following table provides information concerning the number and value of unexercised SARs, restricted stock awards and RSUs for the named executive officers outstanding as of the year ended December 31, 2015:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015
SAR Awards						Stock Awards
Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable	Number of Securities Underlying Performance- based SARs (#) Unearned	SAR Exercise Price ($)	SAR Expiration Date	Number of Shares/RSUs that have not Vested (#)	Market Value of Shares/RSUs that have not Vested ($)
Nancy S. Lurker	111,684	-	-	6.41	1/31/2017	-	-
	141,700	-	-	5.44	4/4/2018	-	-
	177,665	-	-	5.10	2/26/2019	-	-
Graham G. Miao	117,187	-	-	1.79	10/20/2019		-
Gerald R. Melillo	21,478	-	-	6.63	1/30/2017	-	-
	30,364	-	-	5.44	4/4/2018	-	-
	57,107	-	-	5.13	2/25/2019	-	-

Per Ms. Lurker’s separation agreement, the SARs listed above are fully vested and will continue to be outstanding until expiration.

Nonqualified Deferred Compensation

As described above, the Company terminated its deferred compensation plan in connection with the sale of the Commercial Services business on December 22, 2015 and no longer maintains a non-qualified deferred compensation plan. None of the named executive officers made any contributions to or received any distributions from our deferred compensation plan in 2015.

Potential Payments upon Termination or Change in Control

The following table reflects the estimated amount of compensation that would be payable to Mr. Miao upon termination of his employment in accordance with his employment separation agreements. In general: (i) non-performance based SARs vest upon a change of control; (ii) RSUs vest upon a change of control; and (iii) restricted stock vests upon a change of control. However, due to the sale of the Commercial Services business on December 22, 2015, which constituted a Change-in-Control, all RSUs and SARs were accelerated vested as of that date. The amounts shown assume that such termination was effective as of December 31, 2015, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Name	Cash Payment ($)	Continuation of Medical/ Welfare Benefits (Present Value) ($)	Acceleration of Equity Awards ($)	Total Termination Benefits ($)
Termination Without Cause or Resignation for Good Reason at any time:

Graham G. Miao(1)	$420,000	$24,288	—	$444,288

(1)	Mr. Miao’s employment was terminated on March 1, 2016 and he actually was entitled to receive the amounts and benefits upon such termination as discussed below.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.

Golden Parachute Compensation

The following table reflects the estimated amount of compensation that would be payable to the named executive officers as of December 31, 2015 upon a change in control occurring on December 31, 2015. In general: (i) non-performance based SARs vest upon a change of control; (ii) RSUs vest upon a change of control; and (iii) restricted stock vests upon a change of control. However, due to the sale of the Commercial Services business on December 22, 2015, which constituted a Change-in-Control, all RSUs and SARs were accelerated vested as of that date. Because an actual change in control shortly preceded December 31, 2015, no named executive officer would be entitled to receive any amount merely upon the occurrence of change in control on the date. Therefore, the amounts shown assume that a change in control was effective as of December 31, 2015 and that the named executive officer was terminated on such date, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of a change in control upon such executive’s separation from the Company. Mr. Krishnamurti is not included in the following table because he was not a named executive officer of the Company as of December 31, 2015. Although Mr. Stover was a named executive officer of the Company as of December 31, 2015, Mr. Stover is not included because he was not party to any employment or severance agreement and held no unvested equity as of December 31, 2015. Accordingly, assuming another change of control as of December 31, 2015, Mr. Stover would not have been entitled to any payments or benefits.

GOLDEN PARACHUTE COMPENSATION
Name	Cash ($)		Perquisites/ Benefits ($)		Equity ($)	Total ($)

Graham G. Miao (1)	$420,000	(2)	$24,288	(3)	—	$444,288

(1)	Mr. Miao’s employment was terminated on March 1, 2016 and he actually was entitled to receive the amounts and benefits upon such termination as discussed below.
(2)	Paid in lump sum upon termination.
(3)	Present value of medical benefit continuation for 12 months.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.

Below is a summary of all employment separation agreements that were in effect during all or a portion of 2015 for our named executive officers.

Employment Arrangements

Jack E. Stover – Interim Chief Executive Officer

Mr. Stover is not a party to any employment or severance agreement.

Nancy S. Lurker – Former Chief Executive Officer

Ms. Lurker’s employment with us was “at will.” However, certain terms of Ms. Lurker’s employment with us related to her compensation, health and welfare benefits, perquisites and benefits upon termination were set forth in the Term Sheet. The Term Sheet provided her with an annual base salary of $566,500, with eligibility for annual incentive awards payable in cash up to a maximum of 75% of the amount of base salary, based on achievement of established performance metrics. The Term Sheet provided that Ms. Lurker was entitled to participate in long-term equity incentive awards plans, pursuant to which she was eligible to receive grants of RSUs and SARs with an aggregate grant date value of up to $700,000. All service-based long-term incentive awards immediately vested upon the occurrence of a change in control, except that certain awards granted would only have vested if the consideration paid to the Company’s stockholders in the change of control transaction equaled or exceeded certain performance targets. Ms. Lurker was entitled to an annual allowance of $15,000 for financial planning and health services.

Ms. Lurker resigned her employment with the Company on December 22, 2015. In consideration of her service to the Company and in exchange for a release in favor of the Company, the Company, on January 15, 2016, entered into a severance agreement with her (the “Lurker Severance Agreement”) that generally provided her with the payments and benefits she would have been entitled to had her employment been terminated without cause, under her existing agreements with the Company. Accordingly, pursuant to the Lurker Severance Agreement she is entitled to receive: (a) a lump sum cash severance payment of $1,133,000, which is equal to 24 months’ base salary, (b) a lump sum cash payment of $198,275, which is equal to the average of the cash incentive compensation paid to Ms. Lurker over the preceding three years, (c) accelerated vesting of any time or service condition on all outstanding shares of restricted stock and SARs held by Ms. Lurker and (d) 24 months’ of continued medical coverage at the Company’s expense.

Graham G. Miao – Executive Vice President, Chief Financial Officer and Treasurer

On October 14, 2014, we entered into a term sheet and a separation agreement with Mr. Miao upon his employment with us. Pursuant to the term sheet Mr. Miao is employed as our Executive Vice President, Chief Financial Officer and Treasurer and his employment with us is “at will.” The term sheet provides for an annual base salary of $420,000, with eligibility for a cash annual incentive award with a target of 50% of base salary, based on achievement of established performance metrics. The term sheet provides that Mr. Miao is entitled to participate in long-term equity incentive awards plans, pursuant to which he is eligible to receive grants of RSUs and SARs with an aggregate grant date value of up to $300,000. All service-based long-term incentive awards will immediately vest upon the occurrence of a change in control.

Under Mr. Miao’s employment separation agreement, in consideration of certain covenants not to compete and not to solicit employees or clients for a period of up to 12 months after termination of employment, as well as a general release of claims against the Company, Mr. Miao is entitled to receive the following benefits if he is terminated without Cause (as defined below) or if he resigns with Good Reason (as defined below):

•     A payment equal to the product of 12 times his then current monthly base salary;

•     A payment equal to the average cash incentive compensation paid to him based on the three most recent years (or such lesser period of actual employment); and

•     Continued participation in our health and dental programs, at our expense, for 12 months.

For purposes of Mr. Miao’s employment separation agreement:

“Cause” generally means: (1) Mr. Miao’s failure to use his best efforts to achieve his goals that is not timely cured; (2) Mr. Miao’s failure to comply with the reasonable instructions of our Board; (3) a material breach by Mr. Miao of the terms of his separation agreement that is not timely cured; (4) Mr. Miao’s failure to adhere to our documented policies and procedures; (5) Mr. Miao’s failure to adhere to moral and ethical business principles; (6) breach by Mr. Miao of the terms of any confidentiality, non-solicitation and/or covenant not to compete agreement; (7) Mr. Miao’s conviction of a criminal offense; (7) any documented act of material dishonesty or fraud by Mr. Miao in the commission of his duties; or (8) misconduct by Mr. Miao that results in a misstatement of our financial statements due to material non-compliance with financial reporting requirements under Section 304 of the Sarbanes-Oxley Act of 2002.

“Good Reason” generally means: (1) the failure to pay Mr. Miao any material amount of compensation that is due and payable; (2) a material reduction in Mr. Miao’s annual base salary; (3) the relocation of Mr. Miao’s principal place of employment to a location more than 50 miles from Mr. Miao’s current principal place of employment; (4) a material adverse alteration of Mr. Miao’s duties and responsibilities; (5) an intentional, material reduction of Mr. Miao’s aggregate target incentive awards under any incentive plans; or (6) in connection with a change in control, the material failure to maintain Mr. Miao’s relative level of coverage under its employee benefit plans.

On March 28, 2016, the Company entered into a severance agreement and general release with Mr. Miao. This severance agreement and general release provides for certain severance benefits to Mr. Miao, including the following: (a) a lump sum cash severance payment of $420,000 in September 2016, which is equal to 12 months’ base salary and (b) 12 months of continued medical coverage at the Company’s expense. Mr. Miao will be subject to confidentiality, non-solicitation and non-competition obligations. The Company and Mr. Miao also mutually released each other from all claims.

Gerald R. Melillo, Jr. – Former President of Sales Services

In connection with Mr. Melillo’s termination of employment with the Company on December 1, 2015, the Company entered into an agreement with Mr. Melillo (the “Melillo Severance Agreement”), pursuant to which he is eligible to receive a lump sum cash severance payment of $321,360, equal to 12 months’ base salary, and a lump sum cash payment of $99,539, which is equal to the average of the cash incentive compensation paid to Mr. Melillo over the preceding three years. The Company has previously granted Mr. Melillo 122,484 shares of restricted stock and 48,194 SARs. The unvested shares of restricted stock and SARs would typically be forfeited on the date of the employee’s termination, however, in connection with Mr. Melillo’s separation, under the Melillo Severance Agreement, the outstanding shares of restricted stock and SARs vested and became exercisable (as applicable) upon the closing of the sale of the Company’s Commercial Services business, which occurred on December 22, 2015. Under the Melillo Severance Agreement, Mr. Melillo is also entitled to receive 12 months’ of continued medical coverage at the Company’s expense, which is valued at approximately $24,288.

PROPOSAL NO. 3 –

TO AMEND THE CERTIFICATE OF INCORPORATION TO COMBINE OUTSTANDING SHARES OF THE COMMON STOCK INTO A LESSER NUMBER OF OUTSTANDING SHARES, A “REVERSE STOCK SPLIT,” BY A RATIO OF NOT LESS THAN ONE-FOR-FIVE AND NOT MORE THAN ONE-FOR-THIRTY, WITH THE EXACT RATIO TO BE SET WITHIN THIS RANGE BY THE BOARD IN ITS SOLE DISCRETION

Introduction

The Board has approved an amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to combine the outstanding shares of our common stock, par value $0.01 per share, into a lesser number of outstanding shares, a so-called “reverse stock split.” As of June 7, 2016, there were 18,162,671 shares of our common stock outstanding. If approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and combination at any time before January 1, 2017 and to fix the specific ratio for the combination, provided that the ratio would be not less than one-for-five and not more than one-for-thirty. The Board would also have the discretion to abandon the amendment prior to its effectiveness.

If approved by stockholders, the reverse stock split proposal would permit (but not require) the Board to effect a reverse stock split of our common stock at any time before January 1, 2017 by a ratio of not less than one-for-five and not more than one-for-thirty, with the specific ratio to be fixed within this range by the Board in its sole discretion without further stockholder approval. We believe that enabling the Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, the Board may consider, among other things, factors such as: the historical trading price and trading volume of our common stock; the number of shares of common stock outstanding; the then-prevailing trading price and trading volume of the common stock; the anticipated impact of the reverse stock split on the trading market for the common stock; potential financing opportunities; and prevailing general market and economic conditions. The Board anticipates fixing a specific ratio designed to target a post-split per share price of approximately $5.00.

If approved by our stockholders, the reverse stock split would become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to the Certificate of Incorporation to effect the reverse stock split is attached as Annex B to this proxy statement. Any amendment to the Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.

Reasons for the Reverse Stock Split

The Company’s common stock is listed on The NASDAQ Capital Market, which has as one of its continued listing requirements that listed securities maintain a minimum bid price of not less than $1.00 per share. On January 7, 2016, we received written notice from the Listing Qualifications Department of NASDAQ notifying us that we are not in compliance with the minimum bid price requirements and that we had 180 calendar days, or until July 5, 2016, to regain compliance. If we are not in compliance by July 5, 2016, we may request a second 180-day period to regain compliance. To regain compliance, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days.

The reverse stock split proposal is intended primarily to increase our per share bid price and satisfy The NASDAQ Capital Market continued listing requirement. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of the common stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on The NASDAQ Capital Market or any other exchange. The delisting of our common stock from The NASDAQ Capital Market may result in decreased liquidity, increased volatility in the common stock, a loss of current or future coverage by certain sell-side analysts, a diminution of institutional investor interest and/or the impairment of our ability to raise capital. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects. If our common stock were delisted from The NASDAQ Capital Market, it may qualify for quotation on the OTC Bulletin Board or other over-the-counter marketplace.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as speculative in nature and, as a matter of policy, avoid investment in such stocks. Moreover, the low market price of our common stock may have reduced the effective marketability of its shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

In evaluating the reverse stock split proposal, in addition to the considerations described above, the Board also took into account various negative factors associated with reverse stock splits generally. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

After considering a range of available options to regain compliance with the minimum bid price requirement, in order to provide flexibility, the Board determined to seek stockholder approval for a range of reverse split ratios of not less than one-for-five and not greater than one-for-thirty. The need for the range is due to the volatility of our stock price, the sales price of which ranged from a high of $2.74 to a low of $0.19 between June 1, 2015 and May 31, 2016.

We believe that enabling the Board to set the exact reverse split ratio within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the reverse stock split and selecting the exchange ratio, the Board will consider factors such as:

●	the total number of shares of common stock outstanding;
●	The NASDAQ Capital Market requirements for the continued listing of our common stock;
●	the historical trading price and trading volume of our common stock;
●	the then prevailing trading price and trading volume for our common stock;
●	the anticipated impact of the reverse stock split on the trading price of and market for our common stock;
●	the administrative and transaction costs associated with potential exchange ratios;
●	potential financing opportunities; and
●	prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of the common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of the common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In addition, the reverse stock split may not result in a market price per share that will attract certain segments of the institutional investor community and the investing public that previously refrained from investing in us because of the low market price of our common stock.

The Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of, the reverse stock split within the range of ratios specified in this proposal and before January 1, 2017. The Board may also determine that the reverse stock split is no longer in the best interests of the Company and its stockholders and decide to abandon the reverse stock split at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Potential Effects of Proposed Amendment

If our stockholders approve the reverse stock split and the Board effects it, the number of shares of common stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will, in lieu of a fractional share, be entitled, upon compliance with the applicable procedures described below, to a cash payment. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split alone would have no effect on our authorized capital stock, and the total number of authorized shares would remain the same as before the reverse stock split. This would have the effect of increasing the number of shares of common stock available for issuance. The additional available shares would be available for issuance from time to time at the discretion of the Board when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions. There are no preemptive rights relating to the common stock. As such, any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

The increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders as such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. This proposal is not being made in response to any effort of which the Board is aware to accumulate shares of common stock or obtain control of the Company.

We are exploring various sources of financing, including through potential future sales of common stock or other securities and other strategic alternatives. In addition to sales of common stock, if our stockholders approve the reverse stock split and the Board effects it, the additional authorized shares of common stock would also be available for conversions of convertible securities that we may issue, acquisition transactions, strategic relationships with corporate and other partners, stock splits, stock dividends and other transactions that may contribute to the growth of our business. Any decision to issue equity will depend on, among other things, our evaluation of funding needs, developments in business and technologies, current and expected future market conditions and other factors. There can be no assurance, however, even if the reverse stock split is approved and implemented, that any financing transaction or other transaction would be undertaken or completed.

On November 2, 2015, we entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which we may offer and sell shares of our common stock having an aggregate offering price of up to $5,000,000 from time to time through Cantor as our sales agent, subject to the limitations set forth in the Sales Agreement. As of June 6, 2016, there were 590,704 shares sold under this program with net proceeds to us of approximately $0.5 million. We also maintain our Amended and Restated 2004 Stock Award and Incentive Plan pursuant to which we may grant various types of equity compensation awards to our employees or employees of any of its subsidiaries or affiliates, non-employee directors, consultants and any other persons who provide substantial services to the Company or a subsidiary or affiliate. Except for the Sales Agreement and the potential for awards under our Amended and Restated 2004 Stock Award and Incentive Plan, at this time we does not have any plans, arrangements or understandings, whether written or oral, to issue any of the additional shares that will be made available if the reverse stock split is approved and implemented.

The reverse stock split will not change the terms of the common stock. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Subject to compliance with applicable continued listing requirements, our common stock will continue to be listed on The NASDAQ Capital Market and traded under the symbol “IDXG,” although the exchange will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective time to indicate that a reverse stock split has occurred. After the effective time of the reverse stock split, it is expected that our common stock will have a new CUSIP number. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

After the effective time of the reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in the number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of the common stock.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a stockbroker, bank or other nominee in the same manner as registered stockholders whose shares are registered in their names. Stockbrokers, banks or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these stockbrokers, banks or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a stockbroker, bank or other nominee and who have any questions in this regard are encouraged to contact their stockbrokers, banks or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-reverse stock split common stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for the appropriate number of shares of post-reverse stock split common stock. If an Old Certificate has a restrictive legend on its reverse side, then a new certificate will be issued with the same restrictive legend on its reverse side.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. In lieu of issuing fractions of shares, We intend to pay cash as follows:

●	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.
●

If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

●	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:
o

the average closing price of the common stock as reported by The NASDAQ Capital Market for the five trading days immediately preceding the effective date of the reverse stock split, or if the common stock is not at such time traded on The NASDAQ Capital Market, then as reported on the primary trading market for the common stock by

o	the amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the ratio fixed by the Board for the reverse stock split and only hold a fractional share after the reverse stock split would be eliminated as a result of the payment of cash in lieu of any fractional share interest in connection with the reverse stock split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the jurisdiction to which they were paid.

Effect of the Reverse Stock Split on Stock-Based Awards

Based upon the reverse stock split ratio, proportionate adjustments are generally required to be made to the per share exercise price or the per share base price and the number of shares issuable upon the exercise of all outstanding options and to the per share base price of all outstanding stock appreciation rights. This would result in approximately the same aggregate price being required to be paid under such options upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split. However, to comply with certain regulations under the Internal Revenue Code of 1986, as amended (the “Code”), the per share exercise price or per share base price of each outstanding option or outstanding stock appreciation right would be rounded up to the nearest whole cent and the number of shares of common stock that could be acquired upon the exercise of each option or stock appreciation right, as applicable, would be rounded down to the nearest whole share. The number of shares reserved for issuance pursuant to outstanding options, outstanding stock appreciation rights, restricted stock awards and restricted stock unit awards will be reduced proportionately based upon the reverse stock split ratio. Finally, no holder of any outstanding option or outstanding stock appreciation right would be entitled to receive payment for any fractional share.

Accounting Matters

The proposed amendment to the Certificate of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of the common stock that is either:

●	an individual citizen or resident of the United States;
●

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

This summary does not address all of the tax consequences that may be relevant to any particular U.S. holder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by U.S. holders. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the record owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

General Tax Treatment of the Reverse Stock Split

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares of common stock for a lesser number of shares of common stock, based upon the reverse stock split ratio, except to the extent of cash, if any, received in lieu of fractional shares, as described below. The holding period for the shares of common stock received in the reverse stock split will include the period during which a U.S. holder held the shares of the common stock that were surrendered in the reverse stock split.

A U.S. holder’s aggregate tax basis in the lesser number of shares of common stock received in the reverse stock split, including any fractional share treated as received and then exchanged for cash, will be the same as such U.S. holder’s aggregate tax basis in the shares of common stock that such U.S. holder owned prior to the reverse stock split. The U.S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. holder that receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received a fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the holder’s holding period for such pre-reverse stock split shares exceeds one year at the effective time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations.

THE FOREGOING IS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH U.S. HOLDER OF THE COMPANY’S COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Certificate of Incorporation to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

The Board recommends a vote FOR the approval of the amendment to the Certificate of Incorporation to combine the outstanding shares of our common stock into a lesser number of outstanding shares, a “reverse stock split,” by a ratio of not less than one-for-five and not more than one-for-thirty, with the exact ratio to be set within this range by the Board in its sole discretion.

PROPOSAL NO. 4 –

RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing BDO as the independent registered public accounting firm of the Company and its subsidiaries. The accompanying proxy will be voted FOR the ratification of the appointment of BDO unless the proxy contains instructions otherwise. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee, but the Audit Committee will not be required to take any action.

A representative of BDO will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

The Board Recommends a Vote FOR the Ratification of the Appointment of
BDO USA, LLP for Fiscal Year 2016, and Proxies That are Returned
will be So Voted Unless Otherwise Instructed.

Audit Committee Matters and Fees Paid to Independent Registered Public Accounting Firm

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements and permissible non-audit services, including the associated fees, is approved by the Audit Committee. At the beginning of each fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, in light of the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services, such as due diligence for an acquisition, that were not known at the beginning of the year. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

BDO, an independent registered public accounting firm, has served as our independent accountants since beginning in 2012. Fees for services provided by BDO for the past two completed years ended December 31 were as follows:

PRINCIPAL ACCOUNTANT FEES AND SERVICES
	2015	2014
Audit Fees	$469,726	$386,419
Audit-Related Fees	11,302	10,744
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$481,028	$397,163

Fees for audit services include the audit of our consolidated financial statements.

Included within audit fees for the year ended December 31, 2015 are those fees totaling $48,129 associated with the filing of the Company’s registration statement on Form S-3 and Form S-3/A on October 2, 2015 and October 7, 2015, respectively, and fees totaling $78,393 associated with the disposition of the Company’s Commercial Services business as presented in the Company’s definitive proxy statement filed with the SEC on November 23, 2015 and in a Current Report on Form 8-K filed with the SEC on December 23, 2015.

Included within audit fees for the year ended December 31, 2014 are those fees which total $81,100 that are associated with the audits of certain property acquired from Asuragen, Inc. and RedPath Integrated Pathology, Inc., as reflected in amendments to Current Reports on Form 8-K filed with the SEC on October 29, 2014 and January 16, 2015, respectively.

Fees for audit-related services in 2015 and 2014 consist of the audits of our 401(k) plan by BDO.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements and permissible non-audit services, including the associated fees, is approved by the Audit Committee. At the beginning of each fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, in light of the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services, such as due diligence for an acquisition, that were not known at the beginning of the year. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. All of the services and corresponding fees described above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2015 and discussed them with management and BDO USA, LLP (“BDO”), the independent registered public accounting firm that audited our financial statements for fiscal 2015. The Audit Committee has also discussed with BDO the matters required to be discussed by Public Company Accounting Oversight Board’s Audit Standard No. 16 Communication with Audit Committees. The Audit Committee also received the written disclosures and the letter from BDO required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with BDO the firm’s independence.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. BDO was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. BDO had full access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in this report, the Audit Committee recommended to the Board that our audited financial statements for the fiscal year ended December 31, 2015 be included in our annual report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Submitted by the Audit Committee

Joseph Keegan, Chairperson

Heinrich Dreismann

Stephen Sullivan

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of June 7, 2016 (unless otherwise indicated), the number of shares of our common stock beneficially owned by: (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock; (ii) each of our current directors; (iii) each of our named executive officers included in the section of this Proxy Statement entitled “Summary Compensation Table”; and (iv) all directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder. Except as otherwise listed below, the address of the persons listed below is c/o Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054. The percentage of beneficial ownership is based on 18,162,671 shares of common stock outstanding on June 7, 2016.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Executive officers and directors:
Jack E. Stover (2)	197,378	(6)	1.15
Nat Krishnamurti (3)	8,793		*
Stephen J. Sullivan (4)	197,828	(6)	1.1%
Heinrich Dreismann (5)	44,815		*
Joseph Keegan (5)	127,696	(7)	*
Harry Glorikian (5)	127,696	(7)	*
Kapila Ratnam (5)	--		*
as a group (7 persons)	704,206		3.9%

5% stockholders:
John P. Dugan	4,869,878		26.8%
39 Fort Defiance Hill Road
Garrison, NY 10524 (8)
Heartland Advisors, Inc. (9)	2,994,313		16.5%
789 North Water Street
Milwaukee, WI 53202
Dimensional Fund Advisors LP (10)	1,161,469		6.4%
6300 Bee Cave Road
Austin, TX 78746
Nancy S. Lurker (11)	977,681		5.4%
6 Lenape Trail,
Peapack, NJ 07977

Named Executive Officers (other than Mr. Stover and Ms. Lurker):
Graham G. Miao (12)	142,852		*
Gerald R. Melillo, Jr. (13)	239,122	(14)	1.32%

* Represents less than 1% of shares of common stock outstanding.

(1)

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as options, RSUs and SARs that a person has the right to acquire within 60 days of June 7, 2016. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Currently serves as our Interim President and Chief Executive Officer and as a member of the Board.

(3)	Currently serves as our Chief Financial Officer, Secretary and Treasurer.

(4)	Currently serves as Interim Chairman of the Board.

(5)	Member of the Board.

(6)	Includes 100,000 RSUs that would vest immediately upon retirement.

(7)	Represents RSUs that would vest immediately upon retirement.

(8)	Includes 618,750 shares of our common stock held by Mr. Dugan’s spouse, which may be deemed to be beneficially owned by Mr. Dugan.

(9)

Based solely on the information contained in the Schedule 13D/A filed with the SEC on April 26, 2016 by Heartland Advisors, Inc. (“Heartland”) and William J. Nasgovitz. According to that same Schedule 13D/A, as of April 25, 2016, as investment adviser to client accounts, Heartland may be deemed to be the beneficial owner of 2,994,313 shares of the common stock of the Company. According to that same Schedule 13D/A, the Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, owns greater than 5% of the common stock of the Company. According to that same Schedule 13D/A, Heartland, as investment adviser to the client accounts, may be deemed to have shared voting power with respect to 2,724,550 shares of the Company’s common stock and shared dispositive power with respect to 2,994,313 shares of the Company’s common stock. According to that same Schedule 13D/A, Mr. Nasgovitz, as a control person of Heartland, may be deemed to have shared voting power with respect to 2,724,550 shares of the Company’s common stock and shared dispositive power with respect to 2,994,313 shares of the Company’s common stock and may thus be deemed the indirect beneficial owner of the shares beneficially owned by Heartland. According to that same Schedule 13D/A, Mr. Nasgovitz specifically disclaims beneficial ownership of such shares.

(10)

Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP. According to that same Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power with respect to 1,152,676 shares of the Company’s common stock and sole dispositive power with respect to 1,161,469 shares of the Company’s common stock. According to that same Schedule 13G/A, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). According to that same Schedule 13G/A, in certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. According to that same Schedule 13G/A, in its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. According to that same Schedule 13G/A, all securities reported in that same Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

(11)

Includes 50,000 shares of our common stock held by Ms. Lurker’s spouse, which may be deemed to be beneficially owned by Ms. Lurker. Ms. Lurker disclaims beneficial ownership of the shares of our common stock that are held by her spouse.

(12)	Based solely on the information contained in the Form 4 filed with the SEC on December 30, 2015 by Mr. Miao. Mr. Miao no longer served as Chief Financial Officer effective March 1, 2016.

(13)	Based solely on the information contained in the Form 4 filed with the SEC on December 4, 2015 by Mr. Melillo. Mr. Melillo no longer served as President, Sales Services effective December 1, 2015.

(14)	Includes 108,949 SARs that were unexercised as of December 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are required to disclose transactions since January 1, 2015, to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or an affiliate or immediate family member thereof had or will have a direct or indirect material interest, other than employment, compensation, termination and change in control arrangements with our named executive officers, which are described in the Executive Compensation section under Proposal No. 2. Except as otherwise disclosed below, we are not a party to a current transaction with a related person, have not been a party to such a transaction since January 1, 2015, and no transaction is currently proposed, in which the amount of the transaction exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Kapila Ratnam, who was appointed to the Board on October 30, 2015, is a partner at NewSpring Capital, a private equity firm. A private equity fund managed by NewSpring Capital was a stockholder of RedPath Integrated Pathology, Inc. (“RedPath”), which we acquired on October 31, 2014. An affiliate of NewSpring Capital serves as the representative (the “Equityholder Representative”) of the former equity holders of RedPath (the “RedPath Equityholders”).

As previously disclosed, in connection with our acquisition of RedPath, we entered into a Contingent Consideration Agreement with the Equityholder Representative. Pursuant to the Contingent Consideration Agreement, we agreed to issue to the RedPath Equityholders 500,000 shares of our common stock upon acceptance for publication of a specified article related to PathFinder TG for the management of Barrett’s esophagus, and an additional 500,000 shares of our common stock upon the commercial launch of PathFinder TG for the management of Barrett’s esophagus (collectively, the “Common Stock Milestones”). 500,000 shares of our common stock were issued to the RedPath Equityholders in June 2015 from treasury stock, and, following the sale of substantially all of the Commercial Services business on December 22, 2015, which sale accelerated the Common Stock Milestones not then already achieved, the additional 500,000 shares of our common stock were issued to the RedPath Equityholders in March 2016 from treasury stock. The RedPath Equityholders are entitled to an additional $5 million cash payment upon the achievement by us of $14.0 million or more in annual net sales of PathFinder TG for the management of Barrett’s esophagus and a further $5 million cash payment upon the achievement by us of $37.0 million or more in annual net sales of a basket of assays of Interpace Diagnostics, LLC and Interpace Diagnostics Corporation. In addition, we are obligated to pay revenue based payments to the RedPath Equityholders through 2025 of 6.5% on annual net sales above $12.0 million of PancraGen®-Pancreas, 10% on annual net sales up to $30 million of PathFinder TG for the management of Barrett’s esophagus and 20% on annual net sales above $30 million of PathFinder TG for the management of Barrett’s esophagus.

As previously disclosed, on October 31, 2014, we issued an $11.0 million interest-free note to the Equityholder Representative (the “Note”) at the closing of our acquisition of RedPath. The Note is interest-free and payable in eight equal consecutive quarterly installments beginning October 1, 2016. In the second quarter of 2015, the final working capital adjustment was made, reducing the balance of the Note to approximately $10.7 million. On October 30, 2015, in connection with the sale of substantially all of the Commercial Services business, the Note was amended to, among other things, permit us to enter into a revolving loan facility; permit us to sell the Commercial Services business and to use the proceeds of the sale to pay off the amounts due under our then existing $20 million Credit Agreement and to continue to make payments on the debt due under the Note in accordance with the terms of the Note; provided that, upon written request by the Equityholder Representative on April 30, 2016, we would make a one-time principal payment in the amount of $1,333,750 on July 1, 2016 rather than as originally due on July 1, 2018 (which such request the Company did not receive); and provided further that the 500,000 shares of our common stock to be issued upon the commercial launch of PancraGen® for the management of Barrett’s esophagus would be deemed earned by the RedPath Equityholders as of the closing of the sale of the Commercial Services business. Ms. Ratnam was appointed to the Board in connection with the amendment to the Note.

The interest rate of the Note will be 5.0% in the event of a default under the Note. Our obligations under the Note are guaranteed by us and our subsidiaries in favor of the Equityholder Representative. Pursuant to the guarantee, we and our subsidiaries also granted a security interest in substantially all of our and their assets, including intellectual property, to secure the obligations to the Equityholder Representative. As of March 31, 2016, the balance of the Note is approximately $8.6 million. Principal payments due related to the Note over the next three years are $1,334,000, $5,335,000 and $4,001,000 in 2016, 2017 and 2018, respectively.

As previously disclosed, also in connection with our acquisition of RedPath, we assumed a liability for a January 2013 settlement agreement (the “Settlement Agreement”) entered into by the RedPath Equitholders with the Department of Justice (“DOJ”). Under the terms of the Settlement Agreement, we are obligated to make payments to the DOJ for the calendar years ended December 31, 2014 through 2017, up to a maximum of $3.0 million. We have been indemnified by the RedPath Equityholders for up to $2.5 million of the obligation, with the first $0.5 million payable by us.

The Nominating Committee has responsibility for reviewing and approving or disapproving all proposed related person transactions, including all transactions required to be disclosed by applicable SEC disclosure rules. When reviewing and evaluating a related person transaction, the Nominating Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in an arm’s length transaction with an unrelated third party, the commercial reasonableness of the transaction, the benefit of the transaction to us and any other matters the Nominating Committee deems appropriate. Our management will notify the Nominating Committee of new proposed related party transactions of which they become aware and any material changes to any previously approved or ratified related party transactions. The Nominating Committee will coordinate with the Audit Committee, which retains responsibility under its charter for the proper disclosure of any such transactions under applicable SEC disclosure rules.

OTHER MATTERS

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or annual report on Form 10-K, please contact us by writing to Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054, or calling 1-862-207-7862.

Stockholder Proposals for the 2017 Annual Meeting

Any proposal that a stockholder desires to have included in our proxy materials relating to our annual meeting of stockholders in 2017 must be received by us at our principal office at Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054 no later than , 2017 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for that meeting.

The Company’s Bylaws provide that advance written notice of stockholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 90 days ( , 2017) nor more than 120 days ( , 2017) prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by any stockholder of business intended to be brought must be received not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such advance written notice within such time periods is defined as “Timely Notice”).

A stockholder’s written notice must set forth, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendment; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the number of shares of our common stock which are beneficially owned by such stockholder; (iv) a representation that the stockholder is a holder of record of shares of the Company’s common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (v) any Disclosable Interests (as defined in the Company’s Bylaws) of the stockholder in such proposal.

The Company’s Bylaws also provide that a stockholder may request that persons be nominated for election as directors by providing Timely Notice and providing the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth in the Company’s Bylaws.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on August 3, 2016

This Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2015 are available on the Internet at:

http://www.astproxyportal.com/ast/07087/

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, then the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement.

Availability of Annual Report on Form 10-K

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our annual report on Form 10-K for the year ended December 31, 2015, including the financial statements and financial statement schedules included therein. All such requests should be directed to Interpace Diagnostics Group, Inc., Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, New Jersey 07054.

By order of the Board of Directors,
_________________________________________________
Stephen J. Sullivan Chairman

                   , 2016

ANNEX A

Supplemental Information Concerning Participants
in the Company’s Solicitation of Proxies

The following tables (“Directors and Nominees” and “Executive Officers and Employees”) list the name and business address of our directors and nominees, and the name, present principal occupation and business address of each of our executive officers and employees who, under SEC rules, are considered to be participants in our solicitation of proxies from our stockholders in connection with the Annual Meeting (collectively, the “Participants”).

Directors and Nominees

The principal occupations of the Company’s directors and nominees are included in the biographies under the section above titled “Proposal No. 1 – Election of Directors.” The names of each director and nominee are listed below, and the business addresses for all the directors and nominees is c/o Interpace Diagnostics Group, Inc., Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054.

Name
Stephen J. Sullivan
Harry Glorikian
Kapila Ratnam, Ph.D.
Heinrich Dreismann, Ph.D.
Joseph Keegan, Ph.D.
Jack E. Stover

Executive Officers and Employees

Our executive officers and other employees who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations, are listed below. The business address for each person is c/o Interpace Diagnostics Group, Inc., Morris Corporate Center 1, 300 Interpace Parkway, Parsippany, New Jersey 07054.

Name	Title
Jack E. Stover	Interim President and Chief Executive Officer
Nat Krishnamurti	Chief Financial Officer, Secretary and Treasurer

Information Regarding Ownership of Company Securities by Participants

The number of shares of our common stock beneficially owned as of June 7, 2016 by our directors and those executive officers and other employees who are Participants appears in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Transactions in the Company’s Securities by Participants — Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	# of Shares	Transaction Description

Stephen J. Sullivan	2/3/2016	100,000	Grant of restricted stock units

	6/3/2015	34,091	Grant of restricted stock units

	6/4/2014	9,956	Grant of restricted stock units

Harry Glorikian	2/3/2016	127,696	Grant of restricted stock units

Heinrich Dreismann	6/3/2015	34,091	Grant of restricted stock units

	8/3/2014	16,086	Grant of restricted stock units

Joseph Keegan	2/3/2016	127,696	Grant of restricted stock units

Jack E. Stover	2/3/2016	100,000	Grant of restricted stock units

	6/3/2015	34,091	Grant of restricted stock units

	6/4/2014	9,956	Grant of restricted stock units

Nat Krishnamurti	3/1/2016	60,000	Grant of restricted stock units

	12/22/2015	6,513	Shares withheld for taxes

	8/10/2015	15,306	Grant of restricted stock units

Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in this Proxy Statement, to the Company’s knowledge:

●	No associate of any Participant beneficially owns, directly or indirectly, any securities of the Company.
●	No Participant beneficially owns, directly or indirectly, any securities of the Company or any parent or subsidiary of the Company.
●	No Participant owns any securities of the Company of record that such Participant does not own beneficially.
●

Since the beginning of the Company’s last fiscal year, no Participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) the Company was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such Participant, associate or immediate family member had or will have a direct or indirect material interest.

●

No Participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

●

No Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies.

●

No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each director nominee, such nominee’s interest in election to the Board.

ANNEX B

PROPOSED FORM OF
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
INTERPACE DIAGNOSTICS GROUP, INC.

        INTERPACE DIAGNOSTICS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST: Upon the filing (the "Effective Time") of this Certificate of Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware, each                         (            ) shares of the Corporation's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of common stock, par value $.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below (the "reverse stock split"). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock upon the effectiveness of the reverse stock split shall be entitled to receive a cash payment in lieu of any fractional share created as a result of such reverse stock split equal to (i) the average closing price of the Old Common Stock as reported by The NASDAQ Capital Market for the five trading days immediately preceding the effective date of the reverse stock split, or if the Old Common Stock is not at such time traded on The NASDAQ Capital Market, then as reported on the primary trading market for the Old Common Stock, by (ii) the amount of the fractional share.

        SECOND: That the stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the       day of                        , .

INTERPACE DIAGNOSTICS GROUP, INC.
By:
Name:
Title:

PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS OF

INTERPACE DIAGNOSTICS GROUP, INC.

___, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233003000000000000 1

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of two Class I directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Stephen J. Sullivan
○ Heinrich Dreismann

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY PROXY MATERIAL - SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS OF

INTERPACE DIAGNOSTICS GROUP, INC.

____, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20233003000000000000 1

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class I directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Stephen J. Sullivan
- ○ Heinrich Dreismann

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY SOLICITED BY THE BOARD OF DIRECTORS

INTERPACE DIAGNOSTICS GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

_____, 2016

The undersigned stockholder of Interpace Diagnostics Group, Inc. (the "Company") hereby appoints Jack E. Stover and Nat Krishnamurti and each of them acting singly, each with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on _____, 2016, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy **and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company and at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR the Company's nominees in proposal 1, and FOR proposals 2, 3 and 4.**

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

1.1 14475